Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

AND OTHER LOAN DOCUMENTS

This Second Amendment to Loan and Security Agreement and Other Loan Documents (this “Amendment”) is made as of November 28, 2012, by and between ARI NETWORK SERVICES, INC., a Wisconsin corporation (“Borrower”), and FIFTH THIRD BANK, an Ohio banking corporation (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of July 27, 2011, as amended from time to time (as amended, and as it may be further amended, restated, modified or supplemented and in effect from time to time, the “Loan Agreement”);

WHEREAS, Project Viking II Acquisition, Inc., a Wisconsin corporation (“Project Viking”), a Wholly-Owned Subsidiary of Borrower, has heretofore submitted a revised bid to Nauni Jo Manty, the Chapter 11 Operating Trustee (the “Trustee”) to purchase the retail services portion of the estate of Fifty Below Sales & Marketing, Inc., a Minnesota corporation (“50 Below”), for $5,000,000 in cash (the “50 Below Purchase Transaction”), and which revised bid was accepted on or around November 9, 2012;

WHEREAS, Borrower has informed Lender that it proposes to structure the 50 Below Purchase Transaction as follows: (i) $1,800,000 of the purchase price would be paid in cash using, in part, the proceeds of the Revolving Loans (which Revolving Loan proceeds will be contributed by Borrower to Project Viking as capital), and (ii) $3,200,000 of the purchase price would be paid in cash from the proceeds of a secured subordinated loan from Michael D. Sifen, Inc., a Virginia corporation (“Sifen”), in exchange for an secured subordinated note made by Borrower to Sifen and the issuance by Borrower to Sifen of 440,000 shares of Borrower’s stock, par value $0.001 per share (which subordinated loan proceeds will be contributed by Borrower to Project Viking as capital); provided, however, that Sifen will increase the secured subordinated loan to a total of $3,500,000 by December 4, 2012 and such additional $300,000 of subordinated debt will be used to pay down the Advances (as defined herein) by a like amount (the “Sifen Subordinated Loan Transaction”);

WHEREAS, certain provisions of the Loan Agreement prohibit the 50 Below Purchase Transaction, the Sifen Subordinated Loan Transaction and the proposed terms thereof, and Borrower has requested that Lender consent to the 50 Below Purchase Transaction and the Sifen Subordinated Loan Transaction and waive any provisions of the Loan Agreement which would otherwise prohibit the 50 Below Purchase Transaction and the Sifen Subordinated Loan Transaction, and that Lender agree to amend the Loan Agreement and other Loan Documents in certain respects; and

WHEREAS, Lender is agreeable to such requests, on and subject to the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.

Definitions.  Capitalized terms used herein and defined in the Loan Agreement and not otherwise defined herein are used with the meanings given such terms in the Loan Agreement.

2.

Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

(a)

by inserting the following definitions to Section 1.1 in their proper alphabetical order:

“50 Below” shall have the meaning set forth in the Recitals of the Second Amendment.

“50 Below Purchase Transaction” shall have the meaning set forth in the Recitals of the Second Amendment.

“50 Below Purchase Transaction Documents” shall mean, collectively, that certain Order Approving the Sale of the Debtor’s Assets Free and Clear of Liens and Interests, that certain Bill of Sale executed by the Trustee, that certain Assumption and Assignment and Transition Services Agreement by and between Project Viking and the Trustee, any and all lien releases and terminations, and all other agreements, instruments and documents entered into or delivered in connection with the 50 Below Purchase Transaction, as each may be amended, restated, modified or supplemented and in effect from time to time.

“Advance Providers” shall have the meaning set forth in Section 9.18(a).

“Advances” shall have the meaning set forth in Section 9.18(a).

“Advance Provider Agreements” shall mean, collectively, those certain letter agreements from each of the Advance Providers to Lender and acknowledged and agreed to by Borrower, each in form and substance acceptable to Lender.

“First Amendment” shall mean that certain First Amendment to Loan and Security Agreement dated as of August 17, 2012 by and between Borrower and Lender.

“Guarantor” and “Guarantors” shall mean, respectively, each of and collectively, the following: Project Viking and Roy W. Olivier.

“Guaranty” and “Guaranties” shall mean, collectively, (i) that certain Continuing Unconditional Guaranty dated as of November 28,

2012 made by Project Viking in favor of Lender, and (ii) that certain Continuing Unconditional Limited Guaranty dated as of November 28, 2012 made by Roy W. Olivier in favor of Lender, each in form and substance acceptable to Lender, and as each may be amended, restated, modified or supplemented and in effect from time to time.

“Project Viking” shall have the meaning set forth in the Recitals of the Second Amendment.

“Second Amendment” shall mean that certain Second Amendment to Loan and Security Agreement dated as of November 28, 2012 by and between Borrower and Lender.

“Securities Pledge Agreement” shall mean that certain Securities Pledge Agreement dated as of November 28, 2012 by and between Borrower and Lender, in form and substance acceptable to Lender, as it may be amended, restated, modified or supplemented and in effect from time to time.

“Security Agreement” shall mean that certain Security Agreement dated as of November 28, 2012 by and between Project Viking and Lender, in form and substance acceptable to Lender, as it may be amended, restated, modified or supplemented and in effect from time to time.

“Senior Debt” shall mean all Debt of Borrower and its Subsidiaries other than Subordinated Debt.

“Sifen” shall mean, Michael D. Sifen, Inc., a Virginia corporation.

“Sifen Subordinated Loan” shall mean that certain loan made by Sifen to Borrower in the aggregate principal amount of $3,500,000, the proceeds of which are to be used in connection with the 50 Below Purchase Transaction, to be advanced as follows: (i) $500,000 on November 7, 2012, (ii) $2,100,000 on November 26, 2012, (iii) $600,000 on or before November 28, 2012, and (iv) $300,000 on or before December 4, 2012.

“Sifen Subordinated Loan Documents” shall mean, collectively, that certain Secured Non-Negotiable Subordinated Promissory Note executed by Borrower and made payable to the order of Sifen in the original principal amount of $3,500,000, that certain Subordinated Security Agreement by and between Borrower and Sifen, the Sifen Subordination Agreement, and all other documents, agreements, instruments and certificates executed in connection with the Sifen Subordinated Loan, as each may be amended, restated, modified or supplemented and in effect from time to time in accordance with the provisions of the Sifen Subordination Agreement.

“Sifen Subordinated Loan Transaction” shall have the meaning set forth in the Recitals of the Second Amendment.

“Sifen Subordination Agreement” shall mean that certain Subordination Agreement dated as of November 28, 2012 made by and between Sifen and Lender and acknowledged to by Borrower, in form and substance acceptable to Lender, as it may be amended, restated, modified or supplemented and in effect from time to time.

“Subordinated Debt” shall mean that portion of the Debt of Borrower which is subordinated to the Obligations in a manner satisfactory to Lender in its sole discretion, including right and time of payment of principal and interest.

“Total Funded Debt” shall mean, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

“Trustee” shall have the meaning set forth in the Recitals of the Second Amendment.

(b)

by amending and restating each of the following definitions in Section 1.1 as follows:

“EBITDA” shall mean, for any period, (a) the sum for such period of: (i) consolidated Net Income, plus (ii) Interest Charges, plus (iii) federal and state income taxes, plus (iv) depreciation and amortization, plus actual transaction expenses in an amount not to exceed the amounts set forth below for the corresponding periods set forth below incurred by Borrower in connection with closing the Purchase Transaction and the 50 Below Purchase Transaction, provided that all such transaction expenses are verified by Lender and consented to by Lender in its sole discretion, in each case to the extent included in determining Net Income for such period.

Quarter Ended	Maximum Transaction Expenses Permitted to be added back to EBITDA

October 31, 2012	$200,000
January 31, 2013	$200,000
April 30, 2013	$200,000

“Permitted Liens” shall mean (a) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of Borrower or materially impair the use thereof in the operation of Borrower’s business and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (c) Liens described on Schedule 9.2 as of the Closing Date; (d) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries; (e) subject to the limitation set forth in Section 9.1(e), Liens arising in connection with Capitalized Lease Obligations (and attaching only to the property being leased); (f) subject to the limitation set forth in Section 9.1(f), Liens that constitute purchase money security interests on any property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within twenty (20) days of the acquisition thereof and attaches solely to the property so acquired; (g) Liens granted to Lender hereunder and under the Loan Documents; and (h) Liens in favor of Sifen securing the Sifen Subordinated Loan.

“Purchase Agreement” shall have the meaning set forth in the Recitals of the First Amendment.

“Purchase Transaction” shall have the meaning set forth in the Recitals of the First Amendment.

“Revolving Loan Maturity Date” shall mean December 15, 2013, unless extended by Lender pursuant to any modification, extension or renewal note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

“Seller” shall have the meaning set forth in the Recitals of the First Amendment.

“Shareholders” shall have the meaning set forth in the Recitals of the First Amendment.

“Term Loan Maturity Date” shall mean December 15, 2013, unless extended by Lender pursuant to any modification, extension or renewal note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for the Term Note.

(c)

by inserting the following as Section 7.27:

7.27

Sifen Subordination Agreement.  The subordination provisions of the Sifen Subordination Agreement are enforceable against Sifen by Lender.  The Obligations constitute Senior Debt entitled to the benefits of the subordination provisions contained in the Sifen Subordination Agreement.  Borrower acknowledges that Lender is entering into this Agreement and is making and/or continuing to make the Loans in reliance upon the subordination provisions of the Sifen Subordination Agreement and this Section 7.27.

(d)

by inserting the following as Section 8.21:

8.21

Brokerage Statements.  Borrower shall deliver or cause to be delivered, within ten (10) days after the end of each month, copies of the most recent statements relating to investment accounts of Roy W. Olivier, whether such investment accounts are held at a financial institution, brokerage firm or otherwise, which statements shall evidence a minimum aggregate balance of not less than $250,000.00 at all times.

(e)

by amending and restating Section 9.1 in its entirety to read as follows:

9.1

Debt.  Borrower shall not, either directly or indirectly, create, assume, incur or have outstanding any Debt (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a)

the Obligations under this Agreement and the other Loan Documents;

(b)

obligations of Borrower for Taxes, assessments, municipal or other governmental charges;

(c)

obligations of Borrower for accounts payable, other than for money borrowed, incurred in the ordinary course of business;

(d)

Rate Management Obligations incurred in favor of Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;

(e)

Capitalized Lease Obligations, provided that the aggregate amount of all such Debt outstanding at any time shall not exceed Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) in the aggregate;

(f)

Debt for Capital Expenditures incurred after the date of this Agreement not to exceed Five Hundred Thousand and No/100 Dollars ($500,000.00) in the aggregate;

(g)

Debt described on Schedule 9.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased; and

(h)

Sifen Subordinated Loan and the Advances.

(f)

by amending and restating Section 9.3 in its entirety to read as follows:

9.3

Investments.  Borrower shall not, either directly or indirectly, make or have outstanding any Investment, except:

(a)

Investments constituting Debt permitted by Section 9.1;

(b)

Contingent Liabilities constituting Debt permitted by Section 9.1 or Liens permitted by Section 9.2;

(c)

Cash Equivalent Investments;

(d)

Investments listed on Schedule 9.3 as of the Closing Date; and

(e)

Investments in Project Viking.

provided, however, that (i) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (ii) no Investment otherwise permitted by subsections (a) or (b) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

(g)

by amending and restating Section 9.5 in its entirety to read as follows:

9.5

Issuance of Capital Securities.  Borrower shall not and shall not permit any Subsidiary to issue any Capital Securities other than (a) any issuance of shares of Borrower’s common Capital Securities pursuant to any option program, (b) the issuance of preferred stock pursuant to the Rights Plan dated as of August 7, 2003 between Borrower and American Stock Transfer & Trust Company, (c) any issuance of Capital Securities by a Subsidiary to Borrower or another Subsidiary in accordance with Section 9.6, or (d) the issuance of common Capital Securities to Sifen in connection with the Sifen Subordinated Loan Transaction.

(h)

by amending and restating Section 9.6 in its entirety to read as follows:

9.6

Distributions.  Borrower shall not and shall not permit any Subsidiary to, (a) make any distribution or dividend (other than stock dividends), whether in cash or otherwise, to any of its equityholders, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof other than reasonable board of directors fees, (d) pay or prepay interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance or sinking fund or any other payment in respect of any subordinated debt, if any, or (e) set aside funds for any of the foregoing.  Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to Borrower or to a domestic Wholly-Owned Subsidiary; (ii) Borrower may make Earn-Out Payments and Holdback Payments to the extent permitted under the Subordination Agreement; and (iii) Borrower may make regularly scheduled payments of interest to Sifen under the Sifen Subordinated Loan Documents to the extent permitted under the Sifen Subordination Agreement.

(i)

by inserting the following as Section 9.16:

9.16

50 Below Purchase Transaction Documents.  Borrower shall not amend or modify, nor permit the amendment or modification of, any of the 50 Below Purchase Transaction Documents in each case without the prior written consent of Lender.

(j)

by inserting the following as Section 9.17:

9.17

Sifen Subordinated Loan Documents.  Borrower shall not amend or modify, nor permit the amendment or modification of, any of the Sifen Subordinated Loan Documents or the Sifen Subordination Agreement, in each case without the prior written consent of Lender.

(k)

by inserting the following as Section 9.18:

9.18

Special Covenant and Agreement.

(a)

Borrower will obtain or has obtained  $300,000 (the “Advances”) from the following three individuals:  P. Lee Poseidon, William H. Luden III and Robert Y. Newell IV (collectively, the “Advance Providers”).  The proceeds of such Advances will be used to pay down Borrower’s outstanding Revolving Loans from Lender on or before November 28, 2012.  Borrower intends to use the proceeds of the final $300,000 installment of the Sifen Subordinated Loan (to be funded by Sifen to Borrower on or before December 4, 2012), to repay the Advances.  Borrower represents and warrants to Lender that each of the Advance Providers has agreed in writing with Borrower and Lender (and Borrower also hereby agrees with Lender) that (i) the Advances are unsecured loans evidenced by notes, copies of which have been delivered to the Bank, and (ii) Borrower shall not make any payment of any kind in respect of the Advances except with proceeds from the final $300,000 installment of the Sifen Subordinated Loan and not until such final installment has been received.

(b)

In addition, Borrower agrees to obtain the unconditional continuing guaranty from Roy W. Olivier limited to $250,000 (plus interest, collection costs and any related expenses) guaranteeing Borrower’s obligations to Lender, in form and substance satisfactory to Lender (the “Olivier Guaranty”), concurrently with execution of the Second Amendment, and, not later than 14 days after the date hereof, provide to Lender the personal financial statement which are required under the Olivier Guaranty, which personal financial statement shall reflect a personal net worth of at least $250,000, and also to provide to Lender not later than 14 days after the date hereof personal brokerage account statements evidencing the ownership of marketable securities having a current market value of not less than $250,000.  The Olivier Guaranty will terminate (except to the extent demand for payment has been validly made thereunder prior to such date) on the date upon which Borrower delivers to Lender a covenant compliance certificate for the fiscal quarter ending on October 31, 2013 as required by Section 8.10, and the related financial statements as required by Section 8.8, certified as true and correct by an appropriate officer of Borrower, containing a computation of each of the financial covenants set forth in Section 10 and demonstrating that Borrower is in compliance with each such covenant for the period then ending.  (In the event that Borrower is not in compliance with such covenants for the period then ending, the Olivier Guaranty shall continue in full force and effect until the date when Borrower is in compliance as of the end of a fiscal quarter ending thereafter and has delivered to Lender a covenant compliance certificate and such financial statements certified as required by Sections 8.8 and 8.10 demonstrating such compliance.)

(c)

In addition, Borrower agrees that, until the date when such final $300,000 installment of the Sifen Subordinated Loan is received from Sifen and used to repay the Advances (the “Repayment Date”), and notwithstanding anything to the contrary in Section 2.1 of this Agreement or any other provision of any Loan Document, from the date of the Second Amendment to the Repayment Date the Revolving Loan Commitment shall be divided into a $500,000 tranche and a $1,000,000 tranche and Borrower shall not be permitted to borrow any advances under the

$1,000,000 tranche except upon Lender’s sole discretion with respect to each such advance.  Borrower further agrees that any borrowings under the $1,000,000 tranche which Lender, in its sole discretion, permits, shall be repaid within sixty (60) days, and in addition, within such sixty (60) day period Borrower shall obtain additional capital contributions equal to the amount of such advance.  Borrower agrees that it will obtain the written agreement of each of the Persons providing any such additional advances to the foregoing requirement that such advances may not be repaid until the final $300,000 installment is received from Sifen.  Upon occurrence of the Repayment Date, this Section 9.18(c) shall be terminated and of no further force or effect.

(d)

Any breach of this provision by Borrower or any of the Advance Providers (by accepting any payment prohibited hereby) will be an immediate Event of Default under this Agreement and the other Loan Documents.

(l)

by amending and restating Section 10.1 in its entirety to read as follows:

10.1

Fixed Charge Coverage Ratio.  As of the end of each of its fiscal quarters for the four fiscal quarter period then ending, Borrower and its Subsidiaries shall maintain a ratio of (a) consolidated EBITDA plus rent and operating lease payments, less cash taxes paid, distributions, dividends and Capital Expenditures (other than Capital Expenditures financed with the proceeds of purchase money Debt or Capitalized Lease Obligations to the extent permitted under this Agreement) and other non-cash extraordinary items for the four fiscal quarter period then ending to (b) the consolidated sum of (i) Interest Charges of Borrower and its Subsidiaries for such period paid in cash, and (ii) all scheduled principal  payments for such period with respect to all Debt that were paid or were due and payable by Borrower and its Subsidiaries during such period plus rent and operating lease expense incurred in the same such period, of not less than the ratio set forth below for the corresponding period set forth below:

Period	Ratio

For the four fiscal quarter period ending on each of October 31, 2012 and January 31, 2013	1.00 to 1.00
For the four fiscal quarter period ending on April 30, 2013	1.15 to 1.00
For the four fiscal quarter period ending on July 31, 2013	1.15 to 1.00

For the four fiscal quarter period ending on October 31, 2013 and on the last day of each fiscal quarter ending thereafter	1.20 to 1.00

(m)

by amending and restating Section 10.2 in its entirety to read as follows:

10.2

Senior Debt to EBITDA Ratio.  As of the end of each fiscal quarter of Borrower, Borrower and its Subsidiaries shall maintain a ratio of (a) consolidated Senior Debt, to (b) consolidated EBITDA, of (i) not greater than 2.00 to 1.00 for each of the fiscal quarters ending October 31, 2011, January 31, 2012, April 30, 2012 and July 31, 2012, (ii) not greater than 1.75 to 1.00 for each of the fiscal quarters ending October 31, 2012, January 31, 2013, April 30, 2013 and July 31, 2013, and (iii) not greater than 1.50 to 1.00 for each fiscal quarter ending thereafter.

(n)

by inserting the following as Section 10.3:

10.3

Total Funded Debt to EBITDA.  As of the end of each of its fiscal quarters for the four fiscal quarter period then ending, Borrower and its Subsidiaries shall not permit the ratio of (a) consolidated Total Funded Debt (which shall include, without limitation, the Sifen Subordinated Loan), to (b) consolidated EBITDA, to exceed the ratio set forth below for the corresponding period set forth below:

Period	Ratio

For the four fiscal quarter period ending on January 31, 2013	2.50 to 1.00
For the four fiscal quarter period ending on April 30, 2013	2.25 to 1.00
For the four fiscal quarter period ending on July 31, 2013	2.25 to 1.00
For the four fiscal quarter period ending on October 31, 2013 and on the last day of each fiscal quarter ending thereafter	2.00 to 1.00

(o)

by inserting the following as Section 11.14:

11.14

Sifen Subordination Agreement.  The subordination provisions of the Sifen Subordination Agreement shall for any reason be revoked or invalid or otherwise cease to be in full force and effect, or Borrower shall contest in any manner, or any other holder thereof shall contest in any judicial proceeding, the validity or enforceability of the Sifen Subordination Agreement or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by the provisions of the Sifen Subordination Agreement.

(p)

by inserting the following as Section 11.15:

11.15

Guaranties.  There is a discontinuance or revocation by any of the Guarantors of any of the Guaranties or the Security Agreement or any of the Guarantors shall contest the validity of any of the Guaranties or the Security Agreement.

(q)

by inserting the following as Section 11.16:

11.16

Sifen Subordinated Loan Documents.  A default or “Event of Default” occurs under any of the Sifen Subordinated Loan Documents.

(r)

by inserting the following as Section 11.17:

11.17

Sifen Subordinated Loan.  The amount of $2,100,000 of the Sifen Subordinated Loan is not advanced by Sifen to Borrower on or before November 26, 2012 for any reason, the amount of $600,000 of the Sifen Subordinated Loan is not advanced by Sifen to Borrower on or before November 28, 2012 for any reason, or the aggregate total amount of the Sifen Subordinated Loan advanced by Sifen to Borrower on or before December 4, 2012 is less than $3,500,000 for any reason.

(s)

by inserting the following as Section 11.18:

11.18

Lien Priority.  Lender fails to have an enforceable first lien (except for any Permitted Liens) on or security interest in any property given as security for the Obligations or any other obligations or liabilities of Borrower or any Guarantor to Lender.

(t)

by inserting the following as Section 11.19:

11.19

Advance Provider Agreements.  Any Advance Provider violates any of the terms of any of the Advance Provider Agreements.

3.

Amendment to the Other Loan Documents.  The other Loan Documents are hereby amended to the extent necessary to be consistent with the foregoing amendments to the Loan Agreement.

4.

Consent to 50 Below Purchase Transaction, Sifen Subordinated Loan Transaction and Transactions Under Section 9.18.  Subject to the terms and conditions hereof, including, without limitation, the satisfaction of each of the conditions set forth in Section 8 hereof, Lender hereby consents to the 50 Below Purchase Transaction, the Sifen Subordinated Loan Transaction and the transactions contemplated under Section 9.18 of the Loan Agreement.  The consents set forth herein shall be effective only in the specific instances and for the specific purposes set forth herein and shall neither extend to any other violations under, or default of, the Loan Agreement or any of the other Loan Documents, nor shall this consent prejudice any rights or remedies of Lender under the Loan Agreement and the other Loan Documents with respect to matters not specifically addressed hereby.

5.

Waiver.  Section 9.14 of the Loan Agreement provides that Borrower shall not create or acquire any additional Subsidiaries without the prior written consent of Lender.  The formation of Project Viking violates such covenant and the failure by Borrower to comply with such covenants constitutes an Event of Default under the Loan Agreement.  Subject to the terms and conditions hereof, including, without limitation, the satisfaction of each of the conditions set forth in Section 8 hereof, Lender hereby waives Borrower’s violation of Section 9.14 of the Loan Agreement and the Event of Default created thereby.  The waiver set forth herein shall be effective only in the specific instances and for the specific purposes set forth herein and shall neither extend to any other violations under, or default of, the Loan Agreement or any of the other Loan Documents, nor shall this waiver prejudice any rights or remedies of Lender under the Loan Agreement and the other Loan Documents with respect to matters not specifically addressed hereby.

6.

Reaffirmation and Confirmation of Security Interests.  Borrower hereby confirms to Lender that Borrower has granted to Lender a security interest in or Lien upon substantially all of the property of Borrower, including, without limitation, the Collateral, to secure the Obligations.  Borrower hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects.

7.

Representations and Warranties.  Borrower hereby represents, warrants and covenants to Lender that:

(a)

Authorization.  Borrower is duly authorized to execute and deliver this Amendment and all deliveries required hereunder, and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement and the other Loan Documents.

(b)

No Conflicts.  The execution and delivery of this Amendment and all deliveries required hereunder, and the performance by Borrower of its obligations under the Loan Agreement and the other Loan Documents do not and will not conflict with any provision of law or of the charter or by-laws of Borrower or of any agreement binding upon Borrower.

(c)

Validity and Binding Effect.  This Amendment, the Loan Agreement and the other Loan Documents are a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

(d)

No Events of Default. As of the date hereof and after giving effect to the waiver set forth in Section 5, no default or Event of Default under the Loan Agreement or any of the other Loan Documents has occurred or is continuing.

(e)

Warranties.  As of the date hereof, the representations and warranties in the Loan Agreement and the other Loan Documents are true and correct as though made on such date, except where a different date is specifically indicated.

8.

Conditions to Effectiveness.  This Amendment shall be deemed to be effective as of the date hereof (the “Amendment Effective Date”), and the effectiveness of this Amendment shall be subject to, the satisfaction of all of the following conditions:

(a)

This Amendment, duly authorized and fully executed by Borrower and Lender, shall have been delivered to Lender.

(b)

Each of the Guaranties, duly authorized and fully executed by the applicable Guarantor, shall have been delivered to Lender.

(c)

The Security Agreement, duly authorized and fully executed by Project Viking, shall have been delivered to Lender.

(d)

The Securities Pledge Agreement, duly authorized and fully executed by Borrower, together with a copy of the form of stock certificate(s) evidencing the securities pledged thereunder (with an .pdf of the executed stock certificate to be delivered to Lender by November 30, 2012 and an original of the executed stock certificate to be delivered to Lender by December 3, 2012), and undated stock  power(s) therefor executed in blank, shall have been delivered to Lender.

(e)

The Sifen Subordination Agreement, duly authorized and fully executed by each of the parties thereto, shall have been delivered to Lender.

(f)

Copies of each of the Sifen Subordinated Loan Documents, duly authorized and fully executed by each of the parties thereto, shall have been delivered to Lender.

(g)

Each of the Advance Provider Agreements, fully executed by each of the parties thereto, together with copies of each of the bridge notes evidencing the Advances, shall have been delivered to Lender.

(h)

Resolutions shall have been adopted by Borrower’s Board of Directors authorizing the execution, delivery and performance of this Amendment, the Securities Pledge Agreement and all other related documents, and a copy thereof, certified by Borrower’s corporate secretary, shall have been delivered to Lender.

(i)

A certificate of Borrower’s corporate secretary stating that there have been no amendments, modifications or changes to Borrower’s Articles of Incorporation or By-Laws since August 17, 2012, shall have been delivered to Lender.

(j)

Resolutions shall have been adopted by Project Viking’s Board of Directors authorizing the execution, delivery and performance of the Guaranty, the Security Agreement and all other related documents, a copy thereof, certified by Project Viking’s corporate secretary, shall have been delivered to Lender.

(k)

A certificate of Project Viking’s corporate secretary certifying true, correct and complete copies of Project Viking’s Articles of Incorporation, By-Laws and incumbency of officers, shall have been delivered to Lender.

(l)

Copies of each of the 50 Below Purchase Transaction Documents, duly executed by each of the parties thereto, each in form and substance acceptable to Lender, shall have been delivered to Lender.

(m)

Each condition precedent set forth in the 50 Below Purchase Transaction Documents shall have been fulfilled or waived by the applicable party thereto, and no breach of any material term or condition of any of the 50 Below Purchase Transaction Documents shall have occurred.

(n)

The Sifen Subordinated Loan Transaction contemplated by the Sifen Subordinated Loan Documents shall be consummated in accordance with the Sifen Subordinated Loan Documents; provided, that the amount of the Sifen Subordinated Loan which is funded prior to December 4, 2012 may be $3,200,000 as set forth in the Recitals of this Amendment.

(o)

Evidence that any and all existing liens on any of the assets to be acquired in the 50 Below Purchase Transaction have been or will be terminated and cancelled as part of closing thereunder.

(p)

Such other documents, instruments, agreements, certificates and opinions as Lender may reasonably request in order to effectuate fully the transactions contemplated herein shall have been duly executed and delivered to Lender.

9.

Conditions Subsequent.  The obligation of Lender to continue to make  Loans (or otherwise extend credit under the Loan Agreement) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default under the Loan Agreement):

(a)

as soon as possible and in any event by December 3, 2012, originals of each of the documents set forth in Section 8 hereof (other than those for which copies only are required as indicated above), which originals shall include, without limitation, originals of this Agreement, the Guaranties, the Security Agreement, the Securities Pledge Agreement, the Stock Certificate(s) (executed), the Stock Power(s), the Sifen Subordination Agreement and the Advance Provider Agreements;

(b)

on the date hereof, promptly following execution hereof, Borrower shall make a repayment of the outstanding balance of the Revolving Loans in an amount not less than $900,000;

(c)

promptly upon request by Lender therefor, any and all other information (financial or otherwise) regarding the business affairs and operations of 50 Below and Project Viking;  and

(d)

within 30 days of the date hereof, deliver to Lender an original of a Collateral Access Agreement with respect to the leased property located in Duluth, Minnesota (or such other Minnesota location or any other locations for the 50 Below business), in form and substance acceptable to Lender, together with a fully-executed copy of the lease.

10.

Costs and Expenses.  Borrower shall pay all costs and expenses in connection with the preparation of this Amendment and other related Loan Documents, including, without limitation, reasonable attorneys’ fees and expenses.

11.

Acknowledgment; Release.

(A)

BORROWER HEREBY ACKNOWLEDGES THAT THE AMENDING AND RESTATING OF THE FINANCIAL COVENANTS IN SECTION 10 OF THE LOAN AGREEMENT PROVIDED FOR IN THIS AMENDMENT SETS SUCH FINANCIAL COVENANTS AT LEVELS WHICH ARE ABOVE THE LEVELS WHICH WOULD CONFORM TO BORROWER’S FINANCIAL PROJECTIONS PREPARED ON A PRO FORMA BASIS ASSUMING CONSUMMATION OF THE 50 BELOW PURCHASE TRANSACTION AND THE SIFEN SUBORDINATED LOAN TRANSACTION.  ACCORDINGLY, BORROWER ACKNOWLEDGES THAT TO COMPLY WITH THE AMENDED AND RESTATED FINANCIAL COVENANTS IN SECTION 10, BORROWER’S FUTURE FINANCIAL PERFORMANCE WILL HAVE TO EXCEED THE LEVELS WHICH IT HAS PROJECTED IN SUCH PRO FORMA PROJECTIONS AND THAT IF IT IS NOT ABLE TO ACHIEVE SUCH HIGHER FINANCIAL PERFORMANCE IT WILL BE IN DEFAULT OF ONE OR MORE OF SUCH COVENANTS, RESULTING IN ONE OR MORE EVENTS OF DEFAULT UNDER THE LOAN AGREEMENT AND OTHER LOAN DOCUMENTS.  BORROWER HEREBY CONFIRMS THAT IT IS VOLUNTARILY AND KNOWINGLY ENTERING INTO THIS AMENDMENT, INCLUDING SUCH AMENDMENT AND RESTATEMENT OF SUCH FINANCIAL COVENANTS, AND WAIVES ANY OBJECTIONS, CLAIMS, CAUSES OF ACTION AND DAMAGES OF ANY KIND, CHARACTER, OR NATURE WHATSOEVER IN RESPECT THEREOF WHICH BORROWER MAY HAVE OR CLAIM TO HAVE, NOW OR AT ANY TIME HEREAFTER, IN ANY WAY ARISING FROM OR ATTRIBUTABLE TO, OR BASED UPON, SUCH AMENDED AND RESTATED FINANCIAL COVENANTS, OR THE INABILITY OF BORROWER TO MEET THE REQUIREMENTS OF SUCH FINANCIAL COVENANTS AS SO AMENDED AND RESTATED, OR ANY EVENTS OF DEFAULT OCCURRING IF BORROWER IS UNABLE TO MEET SUCH REQUIRED FINANCIAL PERFORMANCE LEVELS.

(B)

IN ADDITION TO THE FOREGOING, BORROWER HEREBY ACQUITS, AND FOREVER DISCHARGES LENDER AND EACH AND EVERY PAST AND PRESENT SUBSIDIARY, AFFILIATE, STOCKHOLDER, OFFICER, DIRECTOR, AGENT, SERVANT, EMPLOYEE, REPRESENTATIVE, AND ATTORNEY OF LENDER FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS, DEBTS, LIENS, OBLIGATIONS, LIABILITIES, DEMANDS, LOSSES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) OF ANY KIND, CHARACTER, OR NATURE WHATSOEVER, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, WHICH

BORROWER MAY HAVE OR CLAIM TO HAVE NOW OR WHICH MAY HEREAFTER ARISE OUT OF OR BE CONNECTED WITH ANY ACT OF COMMISSION OR OMISSION OF LENDER EXISTING OR OCCURRING PRIOR TO THE DATE OF THIS AMENDMENT OR ANY INSTRUMENT EXECUTED PRIOR TO THE DATE OF THIS AMENDMENT ARISING WITH RESPECT TO THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN.

12.

Miscellaneous.

(a)

Captions.  Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

(b)

Governing Law.  This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles.  Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(c)

Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.

(d)

Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(e)

References.  From and after the Amendment Effective Date, any reference to the Loan Agreement or the other Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(f)

Continued Effectiveness.  Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement.  The parties hereto expressly do not intend to extinguish the Loan Agreement.  Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Loan Agreement which is evidenced by the Notes provided for therein and secured by the Collateral.  The Loan Agreement and each of the other Loan Documents, except as modified hereby, remain in full force and effect and are hereby reaffirmed in all respects.

(g)

Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act.  Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Lender to identify Borrower in accordance with the Act.  In addition, Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls Borrower or any subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Loan and Security Agreement and Other Loan Documents as of the date first set forth above.

BORROWER:

ARI NETWORK SERVICES, INC., a Wisconsin corporation

By:  /s/ Roy W. Olivier

Name:

Roy W. Olivier

Title:

President and Chief Executive Officer

LENDER:

FIFTH THIRD BANK, an Ohio banking corporation

By:   /s/ Gayne M. Underwood

Name:

Gayne M. Underwood

Title:

Vice President